Profire Energy Reports Financial Results for Third Quarter Fiscal 2019
Company recognizes $9.9 million in revenue and 52.2% gross margin
Recent acquisitions contribute more than $1 million to Q3 revenues

LINDON, Utah November 6, 2019- Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its quarter ending September 30, 2019. A conference call will be held on Thursday, November 7, 2019 at 1:00 p.m. ET to discuss the results.

Highlights

•	Recognized revenue of $9.9 million

•	Net income of $922,000 or $0.02 per diluted share,

•	Realized gross profit of $5.2 million or 52.2% of total revenues

•	Cash and liquid investments of over $20 million and remained debt-free

•	Repurchased 592,100 shares of Profire stock for $916,000

"During the third quarter we were able to generate positive net income and operating cash flows, successfully integrate two acquisitions, and repurchase $916,000 of our stock, all while remaining debt free," said Brenton Hatch, Chairman and CEO of Profire Energy.

Third Quarter 2019 Financial Results

Total revenues for the period equaled $9.9 million, a 14% decrease over the same period a year ago. This decrease was primarily driven by negative macro industry trends including a 15% drop in the average oil price during the same period.

Gross profit was $5.2 million or 52.2% of total revenues which was down from 53% in the same quarter last year. The fluctuation of gross profit margin was within an expected range and was driven by changes in product mix, direct labor costs, and inventory and warranty reserves.

Total operating expenses were approximately $4 million, a 9% increase from the same quarter last year. This increase is primarily due to an increase in wages, professional fees related to acquisition activity, and certifications and development of the PF2200 product.

Compared with the same quarter last year, operating expenses for G&A increased 2.4%, R&D increased 70% and depreciation decreased 9.2%.

Net income was $922,000 or $0.02 per diluted share, compared to a net income of $1.7 million or $0.03 per diluted share in the same quarter last year.

Cash and liquid investments totaled just over $20 million at September 30, 2019 compared to $22.6 million at the end of 2018, and the Company continues to operate debt-free. The decrease is primarily related to the two acquisitions this year, totaling almost $5 million.

The Company continued the stock repurchase program with a repurchase of 592,100 shares, or $916,000 of Profire stock during the third quarter.

Management Commentary

"In the third quarter we sold just over $300,000 worth of Millstream products and Midflow generated just over $400,000 in revenue. Additionally, through these acquisitions, we have been able to add new customers, build new direct relationships with end users and OEM re-sellers, enabling us to capture revenue not previously available to us. In the quarter we realized $400,000 worth of revenues on Profire products from these new relationships," stated Cameron Tidball, Chief Business Development Officer of Profire. "We are encouraged to achieve these operational results and revenue performance even in a down market. We believe these acquisitions will continue to provide greater value as the market improves. We expect annual revenue related to both of these acquisitions to greater than $3.5 million in the coming years."

"With the launch of these product advancements we are increasing our capabilities and opportunities to eventually provide detailed data analytics and further use cloud technologies to improve the customer experience," said Ryan Oviatt, CFO of Profire. "We plan to continue to invest in additional sales and operational resources to further our entrance into the downstream market, and to support new product development and enhancements to our existing product lines."

Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date:	Thursday, November 7, 2019
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=136646. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through November 21, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13695761
About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s expected revenues from recent acquisitions, the Company’s plans to make internal and external investments, and the availability of

Company resources to make beneficial investments in 2019 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2019	December 31, 2018
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$9,944,128	$10,101,932
Short-term investments	864,629	961,256
Short-term investments - other	2,000,000	3,596,484
Accounts receivable, net	6,568,599	6,885,296
Inventories, net (note 3)	9,782,643	9,659,571
Prepaid expenses & other current assets	1,076,138	473,726
Income tax receivable	524,695	173,124
Total Current Assets	30,760,832	31,851,389
LONG-TERM ASSETS
Net deferred tax asset	0	85,092
Long-term investments	7,319,099	7,978,380
Financing right-of-use asset	128,738	0
Property and equipment, net	10,896,855	8,020,462
Intangible assets, net	3,934,727	429,956
Goodwill	1,120,381	997,701
Total Long-Term Assets	23,399,800	17,511,591
TOTAL ASSETS	$54,160,632	$49,362,980

CURRENT LIABILITIES
Accounts payable	$2,181,592	$1,177,985
Accrued vacation	446,451	311,435
Accrued liabilities	2,209,303	1,445,510
Current financing lease liability (note 8)	67,984	0
Income taxes payable	627,010	1,172,191
Total Current Liabilities	5,532,340	4,107,121
LONG-TERM LIABILITIES
Net deferred income tax liability	134,046	0
Long-term financing lease liability	63,951	0
TOTAL LIABILITIES	5,730,337	4,107,121

STOCKHOLDERS' EQUITY (note 4)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	0	0
Common stock: $0.001 par value, 100,000,000 shares authorized: 50,761,491 issued and 47,618,604 outstanding at September 30, 2019, and 49,707,805 issued and 47,932,305 outstanding at December 31, 2018	50,762	49,708
Treasury stock, at cost	(4,859,230)	(2,609,485)
Additional paid-in capital	29,608,685	28,027,742
Accumulated other comprehensive loss	(2,629,369)	(2,895,683)
Retained earnings	26,259,447	22,683,577
TOTAL STOCKHOLDERS' EQUITY	48,430,295	45,255,859
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,160,632	$49,362,980
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES (note 6)
Sales of goods, net	$9,251,947	$10,830,592	$29,009,837	$33,009,616
Sales of services, net	653,814	669,310	1,853,013	1,999,764
Total Revenues	9,905,761	11,499,902	30,862,850	35,009,380

COST OF SALES
Cost of goods sold-product	4,326,335	4,917,449	13,465,989	15,434,698
Cost of goods sold-services	410,130	484,327	1,275,655	1,437,749
Total Cost of Goods Sold	4,736,465	5,401,776	14,741,644	16,872,447

GROSS PROFIT	5,169,296	6,098,126	16,121,206	18,136,933

OPERATING EXPENSES
General and administrative expenses	3,256,023	3,180,725	9,984,251	9,887,451
Research and development	641,716	377,676	1,503,645	1,097,897
Depreciation and amortization expense	130,105	143,327	357,238	401,114
Total Operating Expenses	4,027,844	3,701,728	11,845,134	11,386,462

INCOME FROM OPERATIONS	1,141,452	2,396,398	4,276,072	6,750,471

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	34,826	43,904	73,166	129,989
Other expense	(2,065)	(1,506)	(3,029)	(7,462)
Interest income	38,478	85,167	216,068	310,646
Total Other Income	71,239	127,565	286,205	433,173

INCOME BEFORE INCOME TAXES	1,212,691	2,523,963	4,562,277	7,183,644

INCOME TAX EXPENSE	290,943	864,874	986,407	1,934,057

NET INCOME	$921,748	$1,659,089	$3,575,870	$5,249,587

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$(91,397)	$170,641	$160,453	$(223,431)
Unrealized gains (losses) on investments	(12,386)	(11,963)	105,861	(35,972)
Total Other Comprehensive Income (Loss)	(103,783)	158,678	266,314	(259,403)

COMPREHENSIVE INCOME	$817,965	$1,817,767	$3,842,184	$4,990,184

BASIC EARNINGS PER SHARE (note 7)	$0.02	$0.03	$0.08	$0.11
FULLY DILUTED EARNINGS PER SHARE	$0.02	$0.03	$0.07	$0.11

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,739,192	48,082,506	47,509,357	48,337,517
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,469,246	48,852,167	48,259,900	49,107,178
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES
Net income	$3,575,870	$5,249,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	732,396	667,085
Gain on sale of fixed assets	(73,166)	(120,825)
Bad debt expense	255,943	134,901
Stock awards issued for services	358,270	916,795
Changes in operating assets and liabilities:
Changes in accounts receivable	1,244,104	(184,951)
Changes in income taxes receivable/payable	(890,523)	(432,575)
Changes in inventories	1,711,446	(3,863,287)
Changes in prepaid expenses	(586,576)	(172,497)
Changes in deferred tax asset/liability	219,138	22,564
Changes in accounts payable and accrued liabilities	855,207	1,506,396
Net Cash Provided by Operating Activities	7,402,109	3,723,193

INVESTING ACTIVITIES
Proceeds from sale of equipment	75,310	219,269
Sale (purchase) of investments	2,476,227	(876,463)
Purchase of fixed assets	(3,309,191)	(1,271,997)
Payments for acquisitions	(4,322,722)	0
Net Cash Used in Investing Activities	(5,080,376)	(1,929,191)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(185,004)	(737,024)
Cash received in exercise of stock options	8,870	174,002
Purchase of treasury stock	(2,249,745)	(4,000,000)
Principal paid towards lease liability	(53,190)	0
Net Cash Used in Financing Activities	(2,479,069)	(4,563,022)

Effect of exchange rate changes on cash	(468)	(38,941)

NET DECREASE IN CASH	(157,804)	(2,807,961)
CASH AT BEGINNING OF PERIOD	10,101,932	11,445,799
CASH AT END OF PERIOD	$9,944,128	$8,637,838

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$4,469	$0
Income taxes	$1,793,281	$2,164,149
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock - Midflow acquisition	$1,020,000	$0
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.